Exhibit 99.1

FOR IMMEDIATE RELEASE

ASCENA RETAIL GROUP SIGNS ASSET PURCHASE AGREEMENT WITH SYCAMORE PARTNERS

Agreement Outlines Plan to Sell Ann Taylor, LOFT, Lane Bryant and Lou & Grey

MAHWAH, N.J. – November 26, 2020 – ascena retail group, inc. (OTCMKTS: ASNAQ) and certain of its subsidiaries (collectively, “ascena” or the “Company”) today announced that it has entered into an asset purchase agreement (“APA”) with Premium Apparel LLC, an affiliate of Sycamore Partners, a private equity firm specializing in consumer, retail and distribution investments, to sell ascena’s Ann Taylor, LOFT, Lane Bryant and Lou & Grey brands. Premium Apparel will acquire the brand assets for a purchase price of $540 million, on a cash-free and debt-free basis, subject to certain adjustments, and the assumption of certain liabilities. Under the APA, Premium Apparel has committed to retaining a substantial portion of the retail stores and associates affiliated with these brands.

“We are pleased to announce an agreement with Sycamore Partners, an experienced and trusted leader in the retail sector. The commitment Sycamore has made to our people and business is a testament to the long-term growth potential of our brands,” said Gary Muto, Chief Executive Officer. “At ascena, we have made significant progress in our financial restructuring process. We have worked diligently to maximize the value of all of our brands, and today’s agreement with Sycamore is the latest example.”

Mr. Muto continued, “I want to thank our associates, as well as our customers and vendors, for their support of ascena and our brands. We are looking forward to the holiday season and beyond in Ann Taylor, LOFT, Lane Bryant and Lou & Grey stores and online. As our customers’ needs continue to evolve, our teams remain focused on delivering great fashion and memorable experiences, however our customer chooses to shop.”

“Ann Taylor, LOFT, Lane Bryant and Lou & Grey are well-known brands, each with passionate associates and loyal customers,” said Stefan Kaluzny, Managing Director of Sycamore Partners. “These brands have significant potential, and we are excited about the opportunity to partner with ascena’s talented team to continue delivering new and relevant experiences for customers.”

The transaction is expected to be completed by mid-December. As previously disclosed, FullBeauty Brands Operations, LLC has completed its acquisition of Catherines’ intellectual property assets and e-commerce business, and Justice Brand Holdings LLC, an entity formed by Bluestar Alliance LLC, has completed its acquisition of the intellectual property of Justice.

Additional Information

Additional resources for customers and other stakeholders, and other information on ascena’s financial restructuring, can be accessed by visiting the Company’s restructuring website at https://www.ascenaretail.com/restructuring/. Court filings and other documents related to the Chapter 11 process are available at http://cases.primeclerk.com/ascena, by calling the Company’s claims agent, Prime Clerk, toll-free at (877) 930-4319 (toll free) or (347) 899-4594 (international) or sending an email to ascenainfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal counsel to the Company and Alvarez and Marsal Holdings, LLC is serving as restructuring advisor. Guggenheim Securities, LLC is serving as the Company’s financial advisor. Davis Polk & Wardwell LLP is serving as legal counsel to Sycamore Partners and Premium Apparel.

About ascena retail group, inc.

ascena retail group, inc. (OTCMKTS: ASNAQ) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey) and Plus Fashion segment (Lane Bryant and Cacique). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 1,500 stores (as of August 29, 2020) throughout the United States.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, and lanebryant.com.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York. The firm specializes in consumer, retail and distribution investments and partners with management teams to improve the operating profitability and strategic value of their business. Sycamore has approximately $10 billion in assets under management. The firm's investment portfolio currently includes Belk, CommerceHub, Hot Topic, MGF Sourcing, NBG Home, Pure Fishing, Staples North American Delivery, Staples United States Retail, Staples Canada, Talbots, The Limited and Torrid.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range," or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 petitions (the “Chapter 11 Cases”); the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the COVID-19 pandemic (including any resurgence) and actions we have taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; and changes in U.S. trade policies and trade restrictions, as well as other factors described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved.

ASCENA CONTACT

For investors:	For media:
ICR Inc.	ascena retail group, inc.
Jean Fontana	Shawn Buchanan
Managing Director	Corporate Communications
(646) 277-1214	(212) 541-3418
Jean.Fontana@icrinc.com	Shawn_buchanan@ascenaretail.com

OR

Joele Frank, Wilkinson Brimmer Katcher Meaghan Repko / Leigh Parrish / Dan Moore 212-355-4449